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                                                                    Exhibit 99.1

             BROCADE COMMUNICATIONS TO RESTATE FINANCIAL STATEMENTS

      COMPANY CURRENTLY EXPECTS ADJUSTMENTS TO RELATE TO STOCK COMPENSATION

                      COMPANY PLANS TO DELAY THE FILING OF
              ITS FORM 10-K FOR FISCAL YEAR ENDING OCTOBER 30, 2004

      SAN JOSE, Calif., January 6, 2005 - Brocade Communications Systems, Inc. (Nasdaq: BRCD), the world's leading provider of infrastructure solutions for Storage Area Networks (SANs), announced today that it currently expects to restate its financial statements for fiscal years ending 2002 and 2003 to record additional stock-based compensation expense as a result of an internal review. During the course of the review, which is still ongoing, the Company determined that the way in which it accounted for stock option grants was incorrect and requires restatement. The Company currently expects the restatement to relate to stock compensation. The Company does not currently anticipate any material adjustments to its historical revenues, non-stock option related operating expenses or cash positions. The Company expects related adjustments will be made to the Company's financial statements for fiscal years prior to 2002, as necessary.

      Specifically, the Company has determined it incorrectly accounted for, and will record historical stock-based compensation charges relating to, (i) grants that were made to new hires on their offer acceptance date, rather than the date of their commencement of employment, during the period May 1999 to July 2000, and (ii) grants that were made to persons engaged on a part-time basis prior to their new hire full-time employment during the period August 2000 to October 2002.

      Brocade's audit committee is conducting the internal review with the assistance of outside counsel and accountants, both of whom were retained for this purpose. The review is ongoing. There can be no assurance that additional adjustments will not be required. The Audit Committee expects to complete the review process in the next few weeks. The Company intends to provide more information as soon as it is available.

      "Our core business remains strong and the restatement does not affect the underlying fundamentals of our business. We continue to successfully execute on our strategies and plans and to further strengthen the overall position of the Company," said Greg Reyes, Brocade Chairman and Chief Executive Officer.

      Due to these recent developments, the Company plans to delay the filing of its Form 10-K for the fiscal year ended October 30, 2004 otherwise due January 13, 2005. Brocade does not currently expect these developments to impact the timing of its release of financial results for the first quarter fiscal year 2005, ending January 29, 2005, expected to occur on February 16, 2005.

ABOUT BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade offers the industry's leading intelligent platform for networking storage. The world's leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify SAN implementation, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the Company at info@brocade.com.
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FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the nature and scope of the internal review and of Brocade's restatement of its financial statements, plans to delay the filing date of its Form 10-K and the timing of the announcement of Brocade's results for first quarter fiscal year 2005. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the continuing internal audit committee review, as well as the review and audit by the Company's independent auditors of the restated financial statements and actions resulting from discussions with or required by the Securities Exchange Commission.

Brocade, the Brocade B weave logo, Secure Fabric OS, Fabric OS, SilkWorm, and SilkWorm Express are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries.

CONTACTS:
Media Relations                         Investor Relations
Leslie Davis                            Shirley Stacy
408-333-5260                            408-333-5752
lmdavis@brocade.com                     sstacy@brocade.com